UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2006

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4440 El Camino Real, Los Altos CA 94022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 947-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 – Other Events.

On March 16, 2006, Rambus Inc. (“Rambus”) entered into a patent license agreement with Fujitsu Limited (“Fujitsu”) (the “Agreement”) that covers semiconductors, components and systems, but not including any license to Fujitsu for its own manufacturing of commodity synchronous dynamic random access memory (“DRAM”) other than limited amounts of single data rate DRAM annually. The Agreement applies to all activities in the past and continues for five years in the future. The licensing and other fees payable by Fujitsu over the term of the Agreement can range between approximately $108 million and $198 million. Fujitsu’s payment amounts will be based in part on the relative volume of DRAM that Fujitsu purchases from Rambus-licensed or unlicensed memory manufacturers.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated March 20, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2006	Rambus Inc.

/s/ John Danforth
John Danforth, Senior Vice President and General
Counsel

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press release dated March 20, 2006.